As filed with the Securities and Exchange Commission on January 27, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________
RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0945232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(Address of principal executive offices)
_____________________________

Radisys Corporation 2007 Stock Plan
(Full title of the plan)

Allen Muhich
Chief Financial Officer
Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, Oregon 97124
(503) 615-1100
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Amar Budarapu
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[x]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	500,000	$2.33	$1,165,000	$135.37

(1) Shares of common stock of Radisys Corporation, no par value per share (the "Common Stock"), being registered hereby relate to the Radisys Corporation 2007 Stock Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock which may be issuable pursuant to the anti-dilution provisions of the Radisys Corporation 2007 Stock Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of the high and low prices of Radisys Corporation Common Stock on January 23, 2015, as reported on the Nasdaq Global Select Market.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Radisys Corporation, an Oregon corporation, in order to register 500,000 shares of Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-142968) filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2007, on a Registration Statement on Form S-8 (File No. 333-169044) filed with the Commission on August 25, 2010, on a Registration Statement on Form S-8 (File No. 333-175511) filed with the Commission on July 13, 2011, on a Registration Statement on Form S-8 (File No. 333-190171) filed with the Commission on July 26, 2013, and on a Registration Statement on Form S-8 (File No. 333-191034) filed with the Commission on September 6, 2013 for issuance pursuant to the Radisys Corporation 2007 Stock Plan. The contents of the Registration Statements on Form S-8 (File Nos. 333-142968, 333-169044, 333-175511,333-190171 and 333-191034) previously filed with the Commission on May 15, 2007, August 25, 2010, July 13, 2011, July 26, 2013 and September 6, 2013 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number
4.1
Radisys Corporation 2007 Stock Plan, as amended through September 22, 2014. Incorporated by reference from Appendix C to the Company's Proxy Statement on Schedule 14A, filed on August 11, 2014 (SEC File No. 000-26844).

5.1*	Opinion of Stoel Rives LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.
24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 27th day of January, 2015.

RADISYS CORPORATION

By:	/s/ Allen Muhich
Allen Muhich
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Radisys Corporation hereby severally and individually constitute and appoint Brian Bronson and Allen Muhich, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Brian Bronson	President, Chief Executive Officer and Director	January 27, 2015
Brian Bronson	(Principal Executive Officer)

/s/ Allen Muhich	Chief Financial Officer	January 27, 2015
Allen Muhich	(Principal Financial Officer and Principal Accounting Officer)

/s/ C. Scott Gibson	Chairman of the Board and Director	January 27, 2015
C. Scott Gibson

/s/ Hubert de Pesquidoux	Director	January 27, 2015
Hubert de Pesquidoux

/s/ Niel Ransom	Director	January 27, 2015
Niel Ransom

/s/ Lorene K. Steffes	Director	January 27, 2015
Lorene K. Steffes

/s/ Vincent H. Tobkin	Director	January 27, 2015
Vincent H. Tobkin

EXHIBIT INDEX

Exhibit Number
4.1
Radisys Corporation 2007 Stock Plan, as amended through September 22, 2014. Incorporated by reference from Appendix C to the Company's Proxy Statement on Schedule 14A, filed on August 11, 2014 (SEC File No. 000-26844).

5.1*	Opinion of Stoel Rives LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Stoel Rives LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.
24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

* Filed herewith.